UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934


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Filed by a party other than the registrant. [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ]   Confidential, for Use of the Commission Only (as permitted by
        Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to ss. 240.14a-12

                                  Anaren, Inc.
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                (Name of Registrant as Specified In Its Charter)


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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.


[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


(1) Title of each class of securities to which transaction applies:

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(2) Aggregate number of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(5) Total fee paid:

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[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:_____________________________________________________

(2) Form, Schedule or Registration Statement No.:_______________________________

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(4) Date Filed:_________________________________________________________________

                                  ANAREN, INC.
                               6635 Kirkville Road
                          East Syracuse, New York 13057

                                   ----------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         To Be Held on November 2, 2006

                                   ----------

To the Holders of the Common Stock of Anaren, Inc.:

      PLEASE TAKE NOTICE, that the Annual Meeting of Shareholders of Anaren, Inc. (the "Company") will be held on November 2, 2006, at 9:00 a.m. Eastern Standard Time at the Wyndham Hotel, 6302 Carrier Parkway, East Syracuse, NY 13057, for the following purposes:

      (1) To elect three Directors to hold office for a term of three years and until their successors have been duly elected, and one Director to hold office for a term of one year and until his successor has been duly elected;

      (2) To approve an amendment of the Company's 2004 Comprehensive Long Term Incentive Plan;

      (3) To ratify appointment of KPMG LLP as the Company's independent registered public accounting firm for the 2007 fiscal year; and

      (4) To transact such other business as may be properly brought before the Meeting.

      Enclosed is the annual report for the fiscal year ended June 30, 2006, along with a proxy statement and proxy. Shareholders of record as of the close of business on September 8, 2006 will be entitled to notice of and to vote at the Meeting. Your vote is very important and we hope that you will attend the Meeting. However, whether or not you plan to attend the Meeting, please vote by proxy in accordance with the instructions on your proxy card, on your voting instruction form (from your bank or broker), or that you received through electronic mail. There are three convenient ways of submitting your vote:

      o Voting by telephone - You can vote your shares by telephone by calling the toll-free telephone number indicated on your proxy card and following the voice prompt instructions. Telephone voting is available 24 hours a day.

      o Voting by the Internet - You can also vote via the Internet by visiting the web site noted on your proxy card. Internet voting is available 24 hours a day. We encourage you to vote via the Internet, as it is the most cost-effective way to vote.

      o Voting by mail - If you choose to vote by mail, simply mark your proxy, date and sign it, and return it in the postage-paid envelope provided.

      If you vote by telephone or Internet, you do not need to return your proxy card. Signing and returning the proxy card or submitting your proxy via Internet or by telephone does not affect your right to vote in person if you attend the Meeting and your shares are registered in your name. If your shares are held in the name of a bank, broker, or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Meeting.

                                      By Order of the Board of Directors

                                      David M. Ferrara
                                      Secretary and General Counsel

Dated:  September 15, 2006
East Syracuse, New York

                                  ANAREN, INC.
                               6635 Kirkville Road
                          East Syracuse, New York 13057

      This Proxy Statement is being mailed on or about September 15, 2006, to the Shareholders of Anaren, Inc. ("Anaren" or the "Company") entitled to receive the accompanying Notice of Annual Meeting of Shareholders and is provided, by order of its Board of Directors, in connection with the solicitation of proxies to be used at the Annual Meeting of Shareholders (the "Meeting") of the Company to be held on November 2, 2006 at 9:00 a.m. and at any adjournment or adjournments thereof, for the purposes set forth in the Notice.

      If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time prior to its exercise by (i) submitting a subsequently dated proxy; or (ii) filing written notice of such revocation with the Secretary of the Meeting. The proposals described in this Proxy Statement will be presented by the Board of Directors of the Company. Where a choice is specified with respect to a proposal, the shares represented by the proxy will be voted in accordance with the specifications made. Where a choice is not so specified, the shares represented by the proxy will be voted to elect the nominees for Director named herein, for the proposed amendment of the Company's 2004 Comprehensive Long Term Incentive Plan, and for ratification of the appointment of the Company's independent registered public accounting firm.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

      At the close of business on September 8, 2006, the record date stated in the accompanying Notice, the Company had outstanding 17,699,050 shares of common stock, $.01 par value (the "Common Stock"), each of which is entitled to one vote with respect to each matter to be voted on at the Meeting. A majority of the issued and outstanding shares of Common Stock present in person or by proxy, a total of 8,849,526 shares, will be required to constitute a quorum for the transaction of business at the Meeting. The Company has no class of voting stock outstanding other than the Common Stock.

      Abstentions and broker non-votes (as defined below) are counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business. For the purpose of determining the vote required for approval of matters to be voted on at the Meeting, shares held by Shareholders who abstain from voting will be treated as being "present" and "entitled to vote" on the matter and, thus, an abstention has the same legal effect as a vote against the matter. However, in the case of a broker non-vote or where a Shareholder withholds authority from his proxy to vote the proxy as to a particular matter, such shares will not be treated as "present" and "entitled to vote" on the matter. Accordingly, a broker non-vote or the withholding of a proxy's authority will have no effect on the outcome of the vote on the matter. A "broker non-vote" refers to shares represented at the Meeting in person or by proxy by a broker or nominee where such broker or nominee (i) has not received voting instructions on a particular matter from the beneficial owner or persons entitled to vote; and (ii) the broker or nominee does not have discretionary voting power on such matter.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The following table sets forth certain information with respect to persons known to the Company to own beneficially more than 5% of the outstanding shares of Common Stock of the Company as of September 8, 2006 (except as otherwise indicated).

                                                Number of Shares
 Name and Address                               of Common Stock         Percent
of Beneficial Owner                            Beneficially Owned(1)    of Class
-------------------                            ---------------------    --------
Kern Capital Management, LLC..................     1,493,600(2)          8.44%
114 West 47th Street
Suite 1926
New York, NY  10036

Lord, Abbett & Co. LLC........................     1,442,888(3)          8.15%
90 Hudson Street
Jersey City, NJ  07302

Dimensional Fund Advisors Inc.................     1,337,077(4)          7.55%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA  90401

Dalton Greiner Hartman Maher & Co., Inc.......     1,265,785(5)          7.15%
565 Fifth Avenue
Suite 2101
New York, NY 10017

PNC Financial Services........................      939,850(6)           5.31%
1 PNC Plaza
249 Fifth Avenue
Pittsburgh, PA  15222
----------
(1) Except as otherwise indicated, as of September 8, 2006 all of such shares are owned with sole voting and investment power. Share numbers are based solely on indicated filings.

(2) Based solely on information contained in Form 13F filed with the Securities and Exchange Commission on August 14, 2006, Kern Capital Management, LLC has sole voting power and sole dispositive power with respect to all shares listed.

(3) Based solely on information contained in Form 13F filed with the Securities and Exchange Commission on August 14, 2006, Lord, Abbett & Co. LLC has sole voting power with respect to 1,344,488 shares and sole dispositive power with respect to 1,440,188 shares

(4) Based solely on information contained in Form 13F filed with the Securities and Exchange Commission on August 1, 2006, Dimensional Fund Advisors Inc. has sole voting power with respect to 310,335 shares and sole dispositive power with respect to all shares listed.

(5) Based solely on information contained in Form 13F filed with the Securities and Exchange Commission on August 1, 2006, Dalton Greiner Hartman Maher & Co., Inc. has sole voting power with respect to 1,249,985 shares and sole dispositive power with respect to all shares listed.

(6) Based solely on information contained in Form 13G filed with the Securities and Exchange Commission on February 14, 2006, PNC Financial Services has sole voting power with respect to all shares listed and sole dispositive power with respect to 939,094 shares.

                        SECURITY OWNERSHIP OF MANAGEMENT

      The following table sets forth certain information, as of September 8, 2006, with respect to the beneficial ownership of the Company's Common Stock by
(i) each Director and nominee for Director who owned beneficially any shares of Common Stock, (ii) each executive officer of the Company named in the Summary Compensation Table under "Executive Compensation" below, and (iii) all Directors and executive officers of the Company as a group.

                                                  Number of Shares
   Name and Address                                of Common Stock      Percent
of Beneficial Owner(1)                          Beneficially Owned(2)   of Class
----------------------                          ---------------------   --------
Lawrence A. Sala ............................         528,819(3)          2.93
Carl W. Gerst, Jr ...........................         487,225(4)          2.74
Mark P. Burdick .............................         100,811(5)             *
Timothy P. Ross .............................          35,367(6)             *
Gert R. Thygesen ............................         134,700(7)             *
Dale F. Eck .................................          57,200(8)             *
Herbert I. Corkin ...........................          69,200(9)             *
Dr. David Wilemon ...........................          31,700(10)            *
Matthew S. Robison ..........................          14,700(11)            *
James G. Gould ..............................          43,530(12)            *
Robert U. Roberts ...........................           2,700                *
John L. Smucker .............................           2,700                *
All Directors, Nominees and Executive
  Officers(13) as a Group (14 Persons) ......       1,614,608(14)         8.72%
----------
*Indicates less than 1%
(1) The business address for each of the named individuals is 6635 Kirkville Road, East Syracuse, New York.
(2) Except as otherwise indicated, as of September 8, 2006 all of such shares are owned with sole voting and investment power.
(3) Includes 10,000 shares owned by Mr. Sala's spouse, 13,068 shares owned by Mr. Sala's children, and 370,625 shares which Mr. Sala has the right to acquire within 60 days pursuant to outstanding stock options.
(4) Includes 13,500 shares owned by Mr. Gerst's spouse and 109,600 shares which Mr. Gerst has the right to acquire within 60 days pursuant to outstanding stock options.
(5) Includes 72,000 shares which Mr. Burdick has the right to acquire within 60 days pursuant to outstanding stock options.
(6) Includes 15,800 shares which Mr. Ross has the right to acquire within 60 days pursuant to outstanding stock options.
(7) Includes 86,000 shares which Mr. Thygesen has the right to acquire within 60 days pursuant to outstanding stock options.
(8) Includes 21,500 shares which Mr. Eck has the right to acquire within 60 days pursuant to outstanding stock options.
(9) Includes 21,500 shares which Mr. Corkin has the right to acquire within 60 days pursuant to outstanding stock options.
(10) Includes 21,500 shares which Dr. Wilemon has the right to acquire within 60 days pursuant to outstanding stock options.
(11) Includes 1,500 shares which Mr. Robison has the right to acquire within 60 days pursuant to outstanding stock options.
(12) Includes 8,000 shares owned by Mr. Gould's spouse and 21,500 shares which Mr. Gould has the right to acquire within 60 days pursuant to outstanding stock options.
(13) Executive Officers category includes the executive officers named individually in the table above and in the Summary Compensation Table on page 14, plus the Company's other executive officers, Joseph E. Porcello (Senior Vice President of Finance and Treasurer) and Amy Tewksbury (Senior Vice President of Human Resources).
(14) Includes 822,625 shares which all Directors and officers as a group have the right to acquire within 60 days pursuant to outstanding stock options.

      The Company's policy governing transactions in its securities by Directors, officers and employees permits such persons to enter into trading plans complying with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended. Messrs. Lawrence A. Sala and Carl W. Gerst, Jr. have each entered into a trading plan in accordance with Rule 10b5-1. The Company anticipates that, as permitted by Rule 10b5-1, other officers, Directors and employees may establish trading plans in the future. The Company undertakes no obligation to update or revise the information provided herein, including for revision or termination of an established trading plan, except to the extent required by law.

                                    ITEM ONE

                              ELECTION OF DIRECTORS

      The first item to be acted upon at the Meeting is the election of four Directors. Directors Dale F. Eck, Carl W. Gerst, Jr. and James G. Gould will stand for election for terms of three years and until their respective successors shall have been duly elected and qualified. In addition, in accordance with the New York Business Corporation Law and the Company's Certificate of Incorporation and Bylaws, John L. Smucker, who was elected a Director by the Board in May 2006, will stand for election for a term of one year and until his successor shall have been duly elected and qualified. The nominees receiving a plurality of the votes represented in person or by proxy at the Meeting will be elected Directors.

      The Board of Directors unanimously recommends election of the four nominees listed below. The shares represented by all proxies in proper form which are received by the Board prior to the election of Directors at the Meeting will be voted "FOR" the nominees, unless authority is withheld in the space provided on the enclosed proxy. In the event any nominee declines or is unable to serve, it is intended that the shares represented by such proxies will be voted for a successor nominee designated by the Board (or if no other person is so designated, for the remaining nominees). All nominees have indicated a willingness to serve, and the Board knows of no reason to believe that any nominee will decline or be unable to serve if elected. The nine members of the Board (including the nominees for re-election at the Meeting, if elected) are expected to continue to serve on the Board until their respective terms expire.

Certain Information Concerning Nominees and Directors Continuing in Office

      Set forth below is certain information concerning each nominee for Director to be elected at the Meeting and each Director of the Company whose term of office continues after the Meeting. The information has been furnished to the Company by such persons.

Name, Age, Nature of              Year First        Principal Occupation,
Positions and Offices               Became             Experience and
Held with the Company              Director          Other Directorships
---------------------             ----------        ---------------------
Nominees for Terms expiring at
  Annual Meeting in 2009

Dale F. Eck, 63....................  1995     Mr. Eck  was   Vice President  of
Dorector Finance and Director Treasurer of The Entwistle Company, a defense contractor, from 1978 until his retirement in February 1997. Mr. Eck has also served as a Director of The Entwistle Company since 1978 and continues to serve that company in such capacity. Mr. Eck is the Chairman of the Board's Audit Committee and also serves on the Compensation Committee and
                                               Investment/Benefits   Committee.
                                               In  the  opinion  of  the  Audit
                                               Committee and the Board, Mr. Eck
                                               has the requisite  experience to
                                               be  designated  as a  "financial
                                               expert"  as that term is defined
                                               by  the  Sarbanes-Oxley  Act  of
                                               2002

Name, Age, Nature of              Year First        Principal Occupation,
Positions and Offices               Became             Experience and
Held with the Company              Director          Other Directorships
---------------------             ----------        ---------------------
Carl W. Gerst, Jr., 69.............  1968     Mr. Gerst is a co-founder of  the
                                               Company   and  Chief   Technical
                                               Officer,   has   been   actively
                                               engaged  in the  Company's  Vice
                                               Chairman   business   since  its
                                               founding  in  1967.   Mr.  Gerst
                                               served   as    Executive    Vice
                                               President   from  the  Company's
                                               founding  until May 1995 when he
                                               became Chief  Technical  Officer
                                               and Vice  Chairman of the Board.
                                               Mr.  Gerst  served as  Treasurer
                                               from May 1992  through  November
                                               2001.

James G. Gould, 48 ................  2003     Mr. Gould  is  a  co-founder  and
                                               President  of  Director   Alesco
                                               Advisors,  LLC, a SEC registered
                                               investment   company   based  in
                                               Pittsford,  New  York.  Prior to
                                               founding  Alesco,  Mr. Gould was
                                               President   of  Clover   Capital
                                               Management,    Inc.,    a    SEC
                                               registered  investment  company,
                                               where he  currently  serves as a
                                               Director.   Mr.   Gould   is   a
                                               certified   public   accountant,
                                               with  prior   experience  as  an
                                               audit  and tax  accountant  with
                                               Peat, Marwick & Mitchell.  Prior
                                               to Mr.  Gould's  election to the
                                               Board in  January  2003,  Alesco
                                               Advisors   received  a  fee  for
                                               managing the  Company's  Defined
                                               Benefit Pension Plan assets. Mr.
                                               Gould  is  the  Chairman  of the
                                               Board's  Compensation  Committee
                                               and  also  serves  on the  Audit
                                               Committee and Investment/Benefits
                                               Committee.

Nominee for Term Expiring at
  Annual Meeting in 2007:

John L. Smucker, 62 ...............           Mr.  Smucker is  the  founder and
                                               former   President   and   Chief
                                               Executive    Officer    of   MCE
                                               Technologies,  Inc., a microwave
                                               components   company   based  in
                                               Michigan,   and  more   recently
                                               served as  President  and CEO of
                                               Aeroflex MCE Technologies,  Inc.
                                               and Chief  Operating  Officer of
                                               the microelectronics division of
                                               Aeroflex until his retirement in
                                               2004.  Prior to starting  MCE in
                                               1993,   Mr.  Smucker  worked  as
                                               President of Merchant Financial,
                                               Inc.,  after  spending ten years
                                               with Goldman Sachs & Co.

Name, Age, Nature of              Year First        Principal Occupation,
Positions and Offices               Became             Experience and
Held with the Company              Director          Other Directorships
---------------------             ----------        ---------------------
Directors Continuing in Office:

Terms Expiring at Annual
  Meeting in 2007:

Herbert I. Corkin, 84..............  1989     Mr.  Corkin has  been Chairman of
Director the Board of The Entwistle Company, a defense contractor, since 1959. Mr. Corkin also served as the President of The Entwistle Company from 1959 through December 1993 and has served as its Chief Executive Officer since December 1993. Mr. Corkin is a member of the Board's Compensation Committee.

Matthew S. Robison, 45.............  1999     Mr. Robison has been  Senior Vice
Director President of Ferris, Baker Watts Incorporated since January 1999. Mr. Robison previously served as a General Partner and Analyst of Botti Brown Asset Management from January 1997 until January 1999, and as Vice President and Analyst for Montgomery
                                               Securities   from  October  1994
                                               until January 1997.  Mr. Robison
                                               was    the    Company's     Lead
                                               Independent  Director  in fiscal
                                               2006 and is also a member of the
                                               Board's    Audit,    Nominating/
                                               Corporate    Governance,     and
                                               Investment/Benefits Committees.

Terms Expiring at Annual
  Meeting in 2008

Lawrence A. Sala, 43...............  1995     Mr.  Sala  joined the  Company in
President, Chief Executive                     1984  and   worked  in   various
Officer and Chairman                           engineering     and    marketing
                                               positions     until     becoming
                                               President  and a Director of the
                                               Company  in May 1995.  Mr.  Sala
                                               has  served  as Chief  Executive
                                               Officer  since  September  1997,
                                               and has  served as  Chairman  of
                                               the Board since  November  2001.
                                               Mr.  Sala  is a  member  of  the
                                               Boards of  Directors of Carlisle
                                               Companies,    Incorporated   and
                                               Syracuse Research Corporation.

Robert U. Roberts, 68..............  2005     Mr.  Roberts  is  a 20  year  Air
Director                                       Force  veteran  with   extensive
                                               experience    contracting   with
                                               various    government    defense
                                               agencies.  Mr.  Roberts  is  the
                                               President  and  Chief  Executive
                                               Officer  of  Syracuse   Research
                                               Corporation,   a  not-for-profit
                                               independent     research     and
                                               development organization provid-
                                               ing    environmental    science,
                                               operation integration,  informa-
                                               tion  and   systems   technology
                                               services and support to the

Name, Age, Nature of              Year First        Principal Occupation,
Positions and Offices               Became             Experience and
Held with the Company              Director          Other Directorships
---------------------             ----------        ---------------------
                                               Department  of Defense and other
                                               government agencies. Mr. Roberts
                                               serves     on    the     Board's
                                               Nominating/Corporate  Governance
                                               Committee and on the Investment/
                                               Benefits Committee.

Dr. David Wilemon, 69..............  1997     Dr. Wilemon  has been a Professor
Director of Marketing and Innovation Management at the Syracuse University School of Management since 1966. He has also served as Director of the Snyder Innovation Management Program at the University since 1980 and as
                                               Co-Director        of        the
                                               Entrepreneurship   and  Emerging
                                               Enterprises Program there, since
                                               1993.   Dr.   Wilemon   is   the
                                               Chairman    of    the    Board's
                                               Nominating/Corporate  Governance
                                               Committee and also serves on the
                                               Compensation Committee.

            BOARD COMPOSITION, MEETINGS, COMMITTEES, AND COMPENSATION

Independence; Meeting Attendance

      The Company's Board of Directors is comprised of all independent Directors except for Messrs. Sala and Gerst who are employees of the Company. Specifically, the Board has determined that Directors Herbert I. Corkin, Dale F. Eck, James G. Gould, Robert U. Roberts, Matthew S. Robison, John L. Smucker and Dr. David Wilemon (who collectively comprise 78% of the Board) are each "independent" as defined by the Nasdaq Listing Standards. The Independent Directors regularly meet in executive session at which employee Directors are not present. During the Company's last fiscal year, the Board of Directors held six meetings. No current Director (except Mr. Smucker who was elected by the Directors in May 2006) attended fewer than 75% of the aggregate number of meetings of the Board and of any Committees on which he served during such period. The Company encourages all Directors to attend each annual meeting of Shareholders. All of the then eight incumbent Directors attended the Company's last annual meeting of Shareholders held on November 3, 2005.

Corporate Governance Matters

      Our Company's business is operated by the guiding principles of honesty and integrity. Anaren's Code of Ethics and Business Conduct ("Code of Conduct"), which has been in place since August 2002 and may be viewed at the Company's website (www.anaren.com), establishes ethical policies by which the Board of Directors, officers and every employee conducts the daily operation of the Company. Anaren's Code of Conduct is reviewed with every Company employee to help ensure that all employees remain dedicated to Anaren's founding principles of honesty and integrity. The Board's Nominating/Corporate Governance Committee reviews corporate governance developments and recommends modifications to the Company's Code of Conduct and various committee charters as appropriate. Consistent with this review, the Board adopted a Statement of Corporate Governance Guidelines And Principles ("Governance Guidelines") in February 2005, which provides an overview of the Company's corporate governance philosophy and a summary of the Board's responsibilities and duties regarding its oversight of the Company. The Company's Governance Guidelines also identify the Company's key policies, including the Code of Conduct. The Board also adopted a Disclosure Committee Charter in August 2004 to formalize the procedures of the Company's Disclosure Committee that has been in place since the beginning of fiscal year 2004. The purpose of the Disclosure Committee is to help ensure that the Company's disclosure controls and procedures are effective and that public disclosures  are  materially  accurate,  timely  and  complete.  A  copy  of the
Disclosure Committee Charter is available at the Company's website at www.anaren.com.

      In a continuous effort to stay abreast of corporate governance developments, the Board encourages its members and the Company's Secretary to attend director education programs. During fiscal 2005, Director Gould, together with the Company's Corporate Secretary, attended corporate governance programs.

      Our Company has consistently maintained above average corporate governance ratings, as reflected by its current Corporate Governance Quotient (CQO). As of August 1, 2006, the Company outperformed 94.4% of the companies in the Russell 3000 and 91.9% of the companies in the Technology: Hardware & Equipment Group. Our Company is very proud of these ratings and is committed to continue to strive toward corporate governance excellence.

Committees

      Audit Committee. The Company's Audit Committee consists of Dale F. Eck, Chairman, James G. Gould and Matthew S. Robison, each of whom the Board has determined to be "independent" as defined by the Sarbanes-Oxley Act and the Nasdaq Listing Standards. In the opinion of the Board the Audit Committee's Chairman, Dale F. Eck, meets the definition of an "audit committee financial expert" as defined in Item 401(h) of Regulation S-K promulgated by the Securities and Exchange Commission. The function of the Audit Committee is to monitor the quality and integrity of the Company's accounting, auditing and financial reporting practices, and to review the Company's annual audit with management and the Company's independent registered public accounting firm. The Audit Committee is also responsible for monitoring the independence and performance of the Company's independent registered public accounting firm, and for providing an avenue of communication among the independent registered public accounting firm, management, employees, and the Board of Directors. During the fiscal year ended June 30, 2006, the Audit Committee held eight regular meetings and several additional meetings in connection with the Company's quarterly and annual financial reporting, and review, assessment and certification of the effectiveness of its internal controls. The Audit Committee has adopted a written charter, which was last amended on August 10, 2004, setting forth its composition and responsibilities. A copy of the Audit Committee Charter is available at the Company's website at www.anaren.com.

      Compensation Committee. The Company's Compensation Committee consists of James G. Gould, Chairman, Herbert I. Corkin and Dr. David Wilemon. The Board has determined that each of the Compensation Committee's members is "independent" as defined by the Nasdaq Listing Standards. The function of the Compensation Committee is to recommend to the Board of Directors competitive compensation plans for officers and key employees. During the fiscal year ended June 30, 2006, the Compensation Committee held four meetings. The Compensation Committee has adopted a written charter setting forth its composition and responsibilities. A copy of the Compensation Committee Charter is available at the Company's website at www.anaren.com.

      Nominating and Corporate Governance Committee. The Company's Nominating and Corporate Governance Committee consists of Dr. David Wilemon, Chairman, Robert U. Roberts, and Matthew S. Robison, each of whom the Board has determined is "independent" as defined by the Nasdaq Listing Standards. The functions of the Nominating and Corporate Governance Committee are to make recommendations to the Board for nominees to serve as Directors, to strengthen the Board's oversight of management, to develop and implement the Company's corporate governance guidelines, and to monitor a process to assess the Board's effectiveness. The Nominating and Corporate Governance Committee will consider written recommendations from Shareholders for nominees to serve on the Board that are sent to the Secretary of the Company at the Company's main office. In considering candidates for the Board, the Nominating and Corporate Governance Committee considers, among other factors, the entirety of each candidate's credentials and whether the candidate possesses the following characteristics:

      o  Impeccable personal character

      o  Demonstrated achievement in his or her professional field

      o Broad professional experience relevant to Anaren's current and likely future business

      o Skill set that complements Anaren's current Board and senior management team

      o Demonstrated leadership abilities including team building, mentoring and effective communication

      o  Fundamental understanding of basic financial accounting statements

      o  Demonstrated   ability  to  foster  investor,   employee  and  customer
         confidence

      o  Demonstrated enthusiasm for Anaren's mission

      o Demonstrated experience managing a business, or educational or other not-for profit entity

      o Commitment to maintaining a responsible employer presence in the communities in which Anaren operates

      The Committee also considers a candidate's projected effectiveness as a Director in conjunction with the full Board in collectively serving the long-term interests of the Shareholders. In addition, prior to nominating an existing Director for re-election to the Board, the Committee and the Board consider and review, among other relevant factors, the existing Director's meeting attendance and performance, length of Board service, ability to meet regulatory independence requirements, and the experience, skills and contributions that the Director brings to the Board. During the fiscal year ended June 30, 2006, the Nominating and Corporate Governance Committee held four meetings. The Nominating and Corporate Governance Committee has adopted a written charter setting forth its composition and responsibilities. A copy of the Nominating and Corporate Governance Committee Charter is available at the Company's website at www.anaren.com.

      Investment/Benefits Committee. The Company's Investment/Benefits Committee consists of James G. Gould, Chairman, Dale F. Eck, Matthew S. Robison and Robert
U. Roberts, each of whom the Board has determined is "independent" as defined by the Nasdaq Listing Standards. The functions of the Investment/Benefits Committee are to oversee the appropriate investment of the Company's cash and cash equivalents with the objective of obtaining competitive rates of return without exposing the Company's assets to undue volatility or risk of loss, and to periodically review the various benefit plans, including pension plans, offered by the Company to its employees to help ensure that the various benefit plans are market competitive, yet cost effective for the Company. During the fiscal year ended June 30, 2006, the Investment/Benefits Committee held three meetings.

Compensation of Directors

      Directors who are employees of the Company receive no additional compensation for serving as Directors. The Company currently pays each Director who is not an employee $16,000 per year plus $1,000 for each meeting attended, and also pays the Chairperson of the Audit Committee an annual fee of $10,000, and the Chairpersons of the Compensation, Investment/Benefits and Nominating/Corporate Governance Committees an annual fee of $4,000. In addition, members of the Audit Committee, except for the Chairperson, receive an annual fee of $5,000, and members of the Compensation Committee, Investment/Benefits Committee and Nominating/Corporate Governance Committee, except for the respective Chairpersons, receive an annual fee of $2,000. The Company also reimburses each Director for the reasonable expenses incurred in attending meetings of the Board of Directors. In addition, non-employee Directors are eligible to receive awards under the Anaren, Inc. 2004 Comprehensive Long-Term Incentive Plan. In fiscal 2006, Directors Roberts and Smucker each received an option to purchase 10,000 shares of the Company's Common Stock as new members of the Board, and each other non-employee Director received an option to purchase 4,500 shares of Common Stock. Mr. Roberts' option was granted at an exercise price of $13.82, and Mr. Smucker's option was granted at an exercise purchase price of $21.15 (the fair market value of the underlying Common Stock on each respective date of grant). The remaining Directors' options were granted at an exercise price of $14.05 per share (the fair market value of the underlying Common Stock on the date of grant). All of the aforementioned Director options become exercisable in three equal annual installments, beginning on the first anniversary of the grant. In addition, each non-employee Director received a one-time restricted stock award of 2,000 shares of the Company's Common Stock, which are subject to forfeiture until the latter of the third anniversary of the date of the grant, and the last day the Company's single fiscal year during which the Company has both (A) net sales from operations of at least $250 million and (B) operating income of at least 12% of net sales, excluding FAS 123R stock based expense and any one-time extraordinary expenses.

Communication with Directors

      Shareholders may communicate directly with the Board of Directors of the Company by sending correspondence to the address shown below. If a Shareholder desires to communicate with a specific Director, the correspondence should be addressed to that Director. The receipt of any such correspondence addressed to the Board of Directors and the nature of its contents will be reported at the next Board meeting and appropriate action, if any, will be taken. Correspondence addressed to a specific Director will be delivered to the Director promptly after receipt by the Company. The Director will review the correspondence received and, if appropriate, report the receipt of the correspondence and the nature of its content to the Board of Directors at its next meeting, so that the appropriate action, if any, may be taken.

      Correspondence should be addressed to:

                    [Name of Director or Board of Directors]
                              c/o David M. Ferrara
                          Secretary and General Counsel
                                  Anaren, Inc.
                               6635 Kirkville Road
                          East Syracuse, New York 13057

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

      The following table sets forth certain information with respect to compensation, received in all capacities in which they served for the fiscal years ended June 30, 2004, June 30, 2005 and June 30, 2006, for the Company's Chief Executive Officer and each of the four other most highly compensated officers during the most recent fiscal year.

                           Summary Compensation Table


                                          Annual                 Long-Term
                                       Compensation            Compensation
                                    ------------------    -----------------------
                                                          Restricted   Securities
                                                            Stock      Underlying        All Other
     Name and                        Salary      Bonus     Awards(1)   Options (2)    Compensation (3)
Principal Position           Year      ($)        ($)        ($)          (#)              ($)
------------------           ----    ------      -----    ----------   -----------    ----------------
Lawrence A. Sala .........   2006   $350,000   $297,500    $411,241      54,000         $ 51,261
President, Chief Executive   2005    330,000    170,511           0      60,000           34,044
Officer and Chairman .....   2004    300,000    285,000           0      50,000           32,910

Carl W. Gerst, Jr ........   2006    250,000          0      42,300      18,000           42,540
Chief Technical ..........   2005    250,000          0           0      20,000           42,240
Officer and Vice .........   2004    250,000          0           0      20,000           48,971
Chairman

Mark P. Burdick ..........   2006    164,000     75,850     192,698      15,000           16,256
Vice President and .......   2005    161,000     17,444           0      20,000           13,733
General Manager ..........   2004    155,000     65,875           0      20,000           13,210

Timothy P. Ross ..........   2006    174,000     73,950     204,457      18,000           17,527
Vice President, ..........   2005    158,000     46,073           0      20,000           15,488
Business Development .....   2004    150,000     63,750           0      20,000           13,496

Gert R. Thygesen .........   2006    162,000     74,925     190,350      18,000           16,135
Vice President, Technology   2005    154,000     43,636           0      22,000           13,363
                             2004    145,000     65,250           0      22,500           12,688
----------
(1)  Indicates  dollar  value of  restricted  stock awards based upon the market value of the Common Stock on the date of grant.  As of June 30,  2006,  Mr. Sala held 19,444  shares of  restricted  stock with a then  current  market  value of
$398,408;  Mr. Gerst held 2,000 shares of  restricted  stock with a then current market value of $40,980;  Mr. Burdick held 9,111 shares of restricted stock with a then  current  market  value of  $186,684;  Mr.  Ross  held  9,667  shares  of restricted  stock with a then current market value of $198,077 and Mr.  Thygesen held 9,000  shares of  restricted  stock  with a then  current  market  value of
$184,410.  While the Company  does not current pay cash  dividends on its Common
Stock,  the named  executive  officers  are  entitled to receive  any  dividends payable (in cash or otherwise) on their restricted stock holdings.

(2) The table reflects the number of shares which are subject to incentive stock options granted pursuant to the Company's Comprehensive Long-Term Incentive
Plan.

(3) All Other  Compensation  consists of  contributions  to the Company's 401(k)
Salary Savings Plan in the amount of $6,694 for Mr. Sala,  $6,930 for Mr. Gerst,
$5,846 for Mr.  Burdick,  $6,456 for Mr.  Ross,  and $6,040 for Mr.  Thygesen in
2006; contributions to a non-qualified deferred compensation plan covering the named executives in the amount of $17,500 for Mr. Sala, $12,500 for Mr. Gerst, $8,200 for Mr. Burdick, $8,700 for Mr. Ross and $8,100 for Mr. Thygesen in 2006;
and reimbursement for premiums on life insurance policies owned by Messrs. Sala and Gerst in the amount of $13,321 and $23,110, respectively, in 2006.

Fiscal Year Option Grants

      The following table sets forth certain information regarding options granted by the Company during fiscal year 2006 to the individuals named in the above compensation table, including information as to potential realizable value of such options at assumed annual rates of stock price appreciation for the ten-year terms of the options. All such options are Non-Statutory Options vesting in five equal annual installments beginning on the first anniversary of the date of grant.


                                         Percent
                                         of Total                                  Potential Realizable Value
                           Number of     Options                                    at Assumed Annual Rates
                          Securities    Granted to                                of Stock Price Appreciation
                          Underlying    Employees    Exercise or                       for Option Term(1)
                           Options      in Fiscal    Base Price     Expiration    ---------------------------
Name                       Granted         Year        ($/sh)          Date          5%($)         10%($)
----                      ----------    ----------   -----------    ----------     -------       ----------
Lawrence A. Sala ........   54,000        15.65%       $14.05       8/10/2015      $477,142      $1,209,172
Carl W. Gerst, Jr .......   18,000         5.22         14.05       8/10/2015       159,047         403,057
Mark P. Burdick .........   15,000         4.35         14.05       8/10/2015       132,540         335,881
Timothy P. Ross .........   18,000         5.22         14.05       8/10/2015       159,047         403,057
Gert R. Thygesen ........   18,000         5.22         14.05       8/10/2015       159,047         403,057
----------
(1)   Amounts  represent  hypothetical  gains  that  could be  achieved  for the respective options if exercised at the end of the option term. These gains are based on arbitrarily  assumed rates of stock price  appreciation of 5%
      and 10%  compounded  annually  from the date the  respective  options were granted to their expiration date.

Aggregated Option Exercises in Last Fiscal
Year and Fiscal Year-End Option Values

      The following table sets forth certain information for the named executive officers with respect to (i) stock options exercised in fiscal year 2006, (ii) the number of stock options held at the end of fiscal year 2006, and (iii) the value of in-the-money stock options at the end of fiscal year 2006.


                                                           Number of Securities                   Value of
                                                          Underlying Unexercised         Unexercised In-the-Money
                          Shares                        Options at June 30, 2006(#)   Options at June 30, 2006(1)($)
                       Acquired on       Value        ------------------------------  ------------------------------
Name                   Exercise (#)   Realized ($)    Exercisable      Unexercisable   Exercisable    Unexercisable
----                   ------------   ------------    -----------      -------------  ------------    -------------
Lawrence A. Sala ....    194,175      $3,145,548        338,825          171,000       $2,772,805       $863,940
Carl W. Gerst, Jr ...          0               0        109,600           60,400          796,138        317,032
Timothy P. Ross .....     80,800         688,992          4,000           54,200           33,760        276,246
Mark P. Burdick .....     15,500         138,341         56,800           55,200          412,800        310,006
Gert R. Thygesen ....     30,000         417,926         69,780           60,820          606,945        331,536
----------
(1)   Amount represents the difference  between the aggregate  exercise price of the options and a $20.49 per share market price of the  underlying  Common
      Stock on June 30, 2006.

                      EQUITY COMPENSATION PLAN INFORMATION

      The following table sets forth information about shares of the Company's Common Stock that may be issued upon the exercise of options, warrants and rights under all of the Company's existing equity compensation plans as of June 30, 2006.


                                            (a)                     (b)                      (c)
                                --------------------------  -------------------    ------------------------
                                                                                      Number of securities
                                                                                      remaining available
                                                                                      for future issuance
                                Number of securities to be    Weighted average           under equity
                                 issued upon exercise of     exercise price of         compensation plans
                                   outstanding options,     outstanding options,     (excluding securities
Plan Category                      warrants and rights      warrants and rights    reflected in column (a))
-------------                  ---------------------------  --------------------   ------------------------
Equity compensation plans
approved by security
holders(1) ...................         2,445,907(3)                $15.91                 1,106,443(4)

Equity compensation plans
not approved by security
holders(2) ...................               N/A                      N/A                       N/A

Total ........................         2,445,907                   $15.91                 1,106,443
----------
(1)   Consists of the Anaren, Inc. Comprehensive Long-Term Incentive Plan.
(2)   The Company does not maintain any equity  compensation plans that were not approved by security holders.
(3)   Consists of options to purchase  2,445,907  shares of Common  Stock issued under the Anaren, Inc. Comprehensive Long-Term Incentive Plan.
(4)   Consists of shares  available for future  issuance under the Anaren,  Inc.
      Comprehensive Long-Term Incentive Plan.

      As of September 8, 2006, the Company had outstanding options, rights and warrants with respect to 2,574,468 shares of Common Stock with a weighted average exercise price of $16.43 per share and a weighted average term to expiration of 6.47 years, all of which were issued pursuant to the Shareholder-approved Anaren, Inc. Comprehensive Long-Term Incentive Plan. As of September 8, 2006, prior to giving effect to the proposed amendment described elsewhere in this Proxy Statement, there remained available for issuance under the Plan a total of 870,443 shares of Common Stock.

Pension Plan

      The Company maintains a non-contributory Pension Plan for the benefit of all employees over the age of 21 who have completed one year of service and were hired on or before August 15, 2000. Effective August 15, 2000, the Company amended the Pension Plan, and as a result, employees hired or rehired by the Company after August 15, 2000 are not eligible to participate in or to accrue benefits under the Pension Plan. The Company pays all amounts required to provide retirement income benefits. The Pension Plan provides fixed benefits to be paid upon retirement at a specific age. Pension expense, including amortization of prior service cost over 30 years, was $442,580 for fiscal 2006.

      The table below illustrates the estimated aggregate annual benefit that would be payable to executive officers of the Company who are at least 65 years of age at retirement, based on the formula in effect after June 30, 1992 and the Employee Retirement Income Security Act of 1974, as amended ("ERISA") limits on compensation and benefits after 15, 20, 25, 30 and 35 credited years of service; for illustration purposes, the table assumes all years of service under the current Pension Plan formula.

                               PENSION PLAN TABLE

    Final
Average Annual                   Estimated Annual Pension Payable
Compensation                    Based on Years of Service Indicated
--------------    --------------------------------------------------------------
                  15 Years     20 Years     25 Years      30 Years      35 Years
                  --------     --------     --------      --------      --------
  $100,000        $11,250      $15,000       $18,750       $22,500      $26,250
   125,000         14,063       18,750        23,438        28,125       32,813
   150,000         16,875       22,500        28,125        33,750       39,375
   175,000         19,688       26,250        32,813        39,375       45,938
   200,000         22,500       30,000        37,500        45,000       52,500
   225,000         24,750       33,000        41,250        49,500       57,750
   250,000         24,750       33,000        41,250        49,500       57,750
   275,000         24,750       33,000        41,250        49,500       57,750
   300,000         24,750       33,000        41,250        49,500       57,750
   325,000         24,750       33,000        41,250        49,500       57,750
   350,000         24,750       33,000        41,250        49,500       57,750
   375,000         24,750       33,000        41,250        49,500       57,750

      Under the terms of the Pension Plan, each member who is at least 65 years of age at his retirement and was employed on or before August 15, 2000 is entitled to a Normal Retirement Benefit (as defined under the Pension Plan). The compensation used in determining the Pension Plan benefit for executive officers is based upon their annual salary as shown on the Summary Compensation Table above. The Normal Retirement Benefit is the aggregate of:

      A. 0.60% of average of highest five consecutive years compensation from date of employment to June 30, 1992 multiplied by Benefit Service (as defined under the Pension Plan) to June 30, 1992; plus

      B.    0.75% of compensation for each year of Benefit Service thereafter;

but not less than the accrued benefit under the prior plan at June 30, 1992.

      Employees who have attained at least twelve years of service and are at least 55 years of age can retire and receive a proportionately reduced benefit.

      Under the Internal Revenue Code, the maximum annual benefit payable at age 65 is $175,000 for 2006. The maximum compensation that could be considered for all participants, including Messrs. Sala, Gerst, Burdick, Ross and Thygesen, is $210,000 for 2006. These benefit and compensation limits are indexed to increases in the Consumer Price Index.

      The credited years of service as of June 30, 2006 under the Pension Plan for each of Messrs. Sala, Gerst, Burdick, Ross and Thygesen are 22, 39, 26, 24 and 25, respectively.

Management Incentive Plan

      The Company maintains individual management incentive plans (collectively, the "Incentive Plan") designed to provide a meaningful annual financial incentive to management employees to reward them for their contribution toward the Company's growth, profitability and business development. Eligibility in the Incentive Plan is limited to key members of management who, because of their position, have the ability to substantially impact the profitability and overall success of the Company. Individual participants in the Incentive Plan are selected by the President and CEO on an annual basis, subject to approval of the Compensation Committee and the Board of Directors.

      Under  the  Incentive  Plan,   each   participant  has  a  "target"  bonus
opportunity in an amount equal to a specified percentage of his or her base salary. In the case of truly exceptional performance by an officer of the Company, the Compensation Committee may exercise its discretion to recommend to the Board a bonus payment to that officer up to fifty percent above "target". Awards under the Incentive Plan are based on corporate, functional and individual performance measured against pre-established targeted goals. Corporate performance goals, which are set by the President and CEO and are subject to approval by the Compensation Committee and the Board, are based on factors including but not limited to earnings, revenue, new orders and other targets. Functional and individual performance goals are based on each participant's functional responsibilities, and are jointly established by the Company and the participant prior to the beginning of the fiscal year. For participants who are officers of the Company, corporate performance goals must carry a weighting of at least 50% of the total incentive opportunity and certain corporate performance goals must be attained to receive any bonus payment.

      Bonus payments under the Incentive Plan are made on or about August 1st following the end of the fiscal year for which the bonus is earned. Bonus amounts reflected in the Summary Compensation Table on page 14 for Messrs. Sala, Burdick, Ross and Thygesen represent amounts awarded pursuant to the Incentive Plan. Mr. Gerst does not participate in the Incentive Plan.

Certain Agreements with Executive Officers

      Employment Agreement with Lawrence A. Sala. Effective July 1, 2006, the Company entered into a new employment agreement with Lawrence A. Sala, President and Chief Executive Officer of the Company. The agreement, which replaced Mr. Sala's prior agreement dated July 1, 2001, provides for Mr. Sala's continued employment as President and Chief Executive Officer through June 30, 2011 or such earlier date as may result pursuant to the terms of the agreement. The agreement provides for a base annual salary of $350,000 or such greater amount as the Board of Directors may determine, plus annual incentive bonus opportunity pursuant to the Incentive Plan and participation in certain insurance plans.

      The agreement terminates automatically in the event of Mr. Sala's death and the Company may terminate the agreement upon Mr. Sala's disability or for specified cause as defined in the agreement. In the event the agreement is terminated due to Mr. Sala's death, the Company will continue payment of his base salary to a designated beneficiary for a period of 26 weeks, and if termination is due to death or disability the Company must treat as immediately exercisable and disposable, respectively, all unexpired stock options and shares of restricted stock previously granted to him by the Company. In the event Mr. Sala's employment with the Company is terminated by the Company for reasons other than for cause, death or disability, or by Mr. Sala for "good reason" (as defined in the agreement), the Company will be obligated to pay severance to Mr. Sala in an amount equal to three years' base salary at such date, plus fifty percent of the amount of severance pay in lieu of incentive bonus payments. The Company must also defray certain costs associated with obtaining new employment and relocation in connection with such termination and, as in the case of termination due to death or disability, must treat as immediately exercisable and disposable, respectively, all unexpired stock options and shares of restricted stock previously granted to him by the Company. In addition, if the termination occurs as a result of a "Change in Control" (as defined in the agreement), the Company must offer to retain Mr. Sala as an independent contractor consultant for a period of 12 months at an annual consulting fee equivalent to his base salary as in effect on the date of termination, with fringe benefits during the 12 month consulting period, and must treat as immediately exercisable and disposable all unexpired stock options and shares of restricted stock previously granted to him by the Company.

      In the event that Mr. Sala's employment continues for the entire term of the agreement and the Company and Mr. Sala are unable to negotiate a new employment agreement, the Company will be obligated to pay severance to Mr. Sala in an amount equal to three years' base salary at such date, plus fifty percent of the amount of severance pay.

      Employment Agreement with Carl W. Gerst, Jr. The Company has entered into an employment agreement dated February 14, 2004 with Carl W. Gerst, Jr., Chief Technical Officer and Vice Chairman of the Board of the Company, providing for Mr. Gerst's employment as Chief Technical Officer until June 30, 2007 or such earlier date as may result pursuant to the terms of the agreement. The agreement provides for a base annual salary of $250,000, or such greater amount as the Board of Directors may determine, plus participation in certain insurance plans.

      The agreement terminates automatically in the event of Mr. Gerst's death and the Company may terminate the agreement upon Mr. Gerst's disability or for specified cause as defined in the agreement. In the event the agreement is terminated due to Mr. Gerst's death, the Company will continue payment of his base salary to a designated beneficiary for a period of 90 days, and if termination is due to death or disability the Company must treat as immediately exercisable and disposable, respectively, all unexpired stock options and shares of restricted stock previously granted to him by the Company. In the event Mr. Gerst's employment with the Company is terminated by the Company other than for cause, death or disability, by Mr. Gerst for "good reason" (as defined in the agreement), or due to a "Change in Control" (as defined in the agreement), the Company will be obligated to pay severance to Mr. Gerst in an amount equal to the greater of (i) three years' base salary at such date, or (ii) Mr. Gerst's base salary for the balance of the term of the agreement. In addition, the Company must treat as immediately exercisable all unexpired stock options previously granted to him by the Company.

      In the event that Mr. Gerst's employment continues for the entire term of the agreement and the Company and Mr. Gerst are unable to negotiate a new employment agreement, the Company will be obligated to pay severance to Mr. Gerst in an amount equal to three years' base salary at such date.

      Change in Control  Agreements with Mark P. Burdick,  Timothy P. Ross, Gert
R. Thygesen, Joseph E. Porcello and Amy Tewksbury. The Company also has change of control agreements dated March 15, 2002 with Messrs. Burdick, Ross, Porcello and Thygesen, and dated August 8, 2002 with Ms. Tewksbury. The agreements provide that in the event the employee's employment with the Company ceases for reasons other than voluntary resignation or for "cause" within one year following a "change of control" (as the foregoing terms are defined in the agreement), the Company must pay the employee a severance benefit equal to his or her base annual salary, plus the incentive bonus paid to the employee in the year previous to the year in which the change of control occurs. In addition, the Company must treat as immediately exercisable and disposable, respectively, all unexpired stock options and shares of restricted stock previously granted to the employee by the Company, and must permit the employee to continue to participate in applicable Company benefit plans for the period during which he or she is receiving severance payments.

Board Compensation Committee Report on Executive Compensation

      The Compensation Committee recommends to the Board of Directors the compensation to be paid to the Company's executive officers on an annual basis. The Committee has implemented an executive compensation philosophy that seeks to relate executive compensation to corporate performance, individual performance including leadership performance, and creation of Shareholder value. Historically, this has been achieved through compensation programs which focus on both short and long-term results.

      In accordance with the Committee's executive compensation philosophy, the major components of executive compensation have been base salary, performance based bonuses, stock option grants and restricted stock awards. Option grants and restricted stock awards have been made pursuant to the Company's Comprehensive Long-Term Incentive Plan and its predecessor plans. The Comprehensive Long-Term Incentive Plan, which was approved by the Shareholders at the 2004 Annual Meeting, provides for additional types of incentive based awards (such as stock appreciation rights) that may be used from time to time as additional components of the Company's executive compensation program.

      Salaries and incentive bonuses for executive officers are based on individual and organizational performance, affordability and competitive market trends. For purposes of informing the Committee of competitive trends, the Committee reviews compensation data from other comparable public companies in the wireless and satellite communications and defense electronics markets. The salary trend data used represents companies whose size and performance with respect to revenue, earnings per share and other factors are similar to those of the Company. In addition, the Committee periodically (most recently in May 2006) engages the services of an executive compensation expert. The Company's objective is to continue to try to maintain an executive compensation program that will attract, motivate and retain the brightest, most innovative and highest level of executive leadership possible. In the Committee's view, the Company's executive officer salaries and incentive compensation plans are positioned consistent with industry averages and the philosophy stated above.

      Section 162(m) ("Section 162") of the Internal Revenue Code of 1986, as amended (the "Code"), generally limits federal income tax deductions for compensation paid after 1993 to the chief executive officer and the four other most highly compensated officers of a company to $1 million per year, but contains an exception for performance-based compensation that satisfies certain conditions. The Company has not adopted an absolute policy regarding Section 162 as it does not anticipate its executive compensation to reach such levels in the foreseeable future. The Company recognizes that deductibility of compensation payments must be one among a number of factors used in ascertaining appropriate levels or modes of compensation, and that the Company will make its compensation decisions based upon an overall determination of what it believes to be in the best interests of its Shareholders.

      The members of the Compensation Committee are James G. Gould, Chairman, Herbert I. Corkin, and Dr. David Wilemon.

Stock Ownership Guidelines

      The Compensation Committee believes that Directors, officers and senior management should have a meaningful ownership interest in the Company to better align their interests with the long-term interests of Shareholders. As a result, in 2004 the Compensation Committee recommended, and the Board approved, the following Stock Ownership Guidelines for Directors, officers and senior management of the Company.

Position                    Multiple                 Time to Attain
--------                    --------                 --------------
President & CEO             3X Base Salary           48 months

Other Officers and          2X Base Salary           48 months
  Senior Management

Outside Directors           8X Annual Board          48 months
                            Retainer Fee

      The Stock Ownership Guidelines contemplate attainment of the specified levels within the stated time period following adoption of the Guidelines or, if later, following commencement of an individual's service with the Company in a manner subjecting him or her to the Guidelines. As of June 30, 2006, Mr. Sala and the majority of the Company's officers, senior management and outside Directors have ownership interests sufficient to meet the Stock Ownership Guidelines.

      Performance Graph

      The following performance graph compares the total Shareholder return of the Company's Common Stock to The Nasdaq Stock Market (US) Index and the Nasdaq Electronic Components Index. The graph assumes that $100 was invested in the Company's Common Stock and each Index on June 30, 2001 and that all dividends were reinvested.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURNS*
               AMONG ANAREN, THE NASDAQ STOCK MARKET (U.S.) INDEX
                   AND THE NASDAQ ELECTRONIC COMPONENTS INDEX


                 [The following information was represented as
                     a line chart in the printed material]




                                           Cumulative Total Return
                             ---------------------------------------------------
                             6/30/01  6/30/02 6/30/03 6/30/04  6/30/05  6/30/06
                             -------  ------- ------- -------  -------  -------

ANAREN, INC.                  100.00   43.20   47.60   81.70    65.75    102.45
NASDAQ STOCK MARKET (U.S.)    100.00   70.34   78.11   98.60    99.28    105.94
NASDAQ ELECTRONIC COMPONENTS  100.00   59.37   63.47   82.62    73.36     69.24


----------
* $100 INVESTED ON 6/30/01 IN STOCK OR INDEX -
INCLUDING REINVESTMENT OF DIVIDENDS.
FISCAL YEAR ENDING JUNE 30.

Notwithstanding anything set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 which might incorporate future filings, including this Proxy Statement, in whole or in part, the preceding performance graph and the report of the Compensation Committee shall not be deemed incorporated by reference into any such filings.

                                    ITEM TWO

                            APPROVAL OF AMENDMENT OF
                   2004 COMPREHENSIVE LONG TERM INCENTIVE PLAN

      The Company's 2004 Comprehensive Long Term Incentive Plan (the "Plan") was approved by the Company's Shareholders in 2004. The purpose of the Incentive Plan is to enable the Company to attract, retain and reward talented officers, key employees, other Company employees, Directors and non-employees who provide services to the Company, through the use of performance based incentives. To the extent that such persons have an equity interest in the Company, the interests of such persons will be more closely associated with the interests of Shareholders. Further, equity-based incentives can be used to reinforce the relationship between Shareholder gains and compensation.

      The Board of Directors has approved the amendment of the Plan as described more fully below, subject to approval by the Shareholders at the Meeting. The following is a summary of the Incentive Plan as in effect prior to the proposed amendment, together with a summary of the amendment. These summaries are qualified in their entirety by reference to the specific provisions of the Plan, the full text of which, after giving effect to the proposed amendment, is available upon written request to: David M. Ferrara, Secretary and General Counsel, Anaren, Inc., 6635 Kirkville Road, East Syracuse, New York 13057.

General Features of the Plan

      The Plan empowers the Company to grant to eligible participants, from time to time, various types of equity-based awards, including but not necessarily limited to (i) Incentive Stock Options within the meaning of Section 422 of the Internal Revenue Code, (ii) Non-Statutory Stock Options, (iii) Stock Appreciation Rights ("SARs"), (iv) Restricted Stock, and (v) Performance Shares and Performance Units, and any combination of such awards. The Plan is designed to provide the Company with flexibility in the grant of equity-based incentive compensation to achieve the overall goals of the Plan. The term of the Plan will expire on October 31, 2014 if not earlier terminated by the Board.

      The Plan is administered by the full Board of Directors or by the Compensation Committee of the Board, which shall consist of at least three members of the Board, each of whom (i) qualifies as a "non-employee director" as defined by Rule 16b-3 promulgated pursuant to the Securities Exchange Act of 1934, and (ii) qualifies as an "outside director" under Section 162(m) of the Internal Revenue Code.

      Officers, key employees, other Company employees, Directors and non-employees who provide services to the Company are eligible to participate in the Plan. Participants, who may receive awards under the Plan, are selected by the Compensation Committee based upon such factors as past and potential contributions to the success, profitability, and growth of the Company.

      1,326,488 shares of Common Stock (equivalent to the number of shares then issuable under the Company's predecessor equity compensation plans) were originally made available for issuance under the Plan. From that total, not more than 250,000 shares could be granted with respect to awards other than Incentive Stock Options and Non-Statutory Stock Options. As of September 8, 2006 (prior to giving effect to the proposed amendment), 870,443 shares of Common Stock remain authorized for issuance under the Plan, of which 55,363 shares may be granted with respect to awards other than Incentive Stock Options and Non-Statutory Stock Options. None of the presently outstanding options or shares of restricted stock are transferable other than by the laws of descent and distribution, and none of the outstanding options have dividend equivalent rights attached. The foregoing maximums are subject to adjustment in the event of a reorganization, stock split, stock dividend, combination of shares, merger, consolidation, recapitalization of the Company or other similar transaction. Shares of Common Stock issued under the Plan may be newly issued shares, treasury shares, or any combination thereof.

      Except to the extent provided by the Compensation Committee at the time an award is made, no award granted under the Plan, and no right or interest therein, shall be assignable or transferable by a participant other than by will or by the laws of descent and distribution. The Board may amend or terminate the Plan at any time, provided that that any amendment which must be approved by the Shareholders pursuant to applicable law or listing standards shall not be effective unless and until such approval has been obtained.

      The following describes the various types of awards available under the plan:

      Stock Options. Options granted under the Plan may be designated as either Incentive Stock Options within the meaning of Section 422 of the Internal Revenue Code or Non-Statutory Stock Options. The exercise price of an option shall be at least 100% of the fair market value of the underlying Common Stock on the date of grant (or 110% of such value in the case of Incentive Stock Options granted to any individual who is a 10% Shareholder of the Company). The number of shares of Common Stock in respect of which Incentive Stock Options are first exercisable by any optionee during any calendar year shall not have a fair market value (determined at the date of grant) in excess of $100,000. Stock options shall be exercisable for such period or periods not in excess of 10 years after the date of grant as shall be determined by the Compensation Committee. Unless otherwise determined by the Committee (i) Incentive Stock Options granted to persons considered "key employees" shall become exercisable in five equal annual installments beginning on the first anniversary of the date of grant, (ii) Incentive Stock Options granted to persons other than "key employees" shall become exercisable on the third anniversary of the date of grant, and (iii) Non-Statutory Stock Options shall become exercisable in three equal annual installments beginning on the first anniversary of the date of grant. Grants may specify individual or Company performance goals that must be achieved as a condition to exercise of the option. The Committee shall have the authority, in its discretion, to accelerate the time at which a stock option becomes exercisable, provided that no stock option shall be exercisable earlier than one year following the date the option is granted.

      Stock options shall be exercisable only upon the payment in full to the Company of the entire option exercise price (i) in cash or by check or other arrangements acceptable to the Company, (ii) by the transfer to the Company of shares of Common Stock (at the fair market value thereof on the date of exercise), or (iii) by a combination of such methods of payment.

      Stock Appreciation Rights. The Compensation Committee may also grant SARs, which represent the right to receive from the Company an amount in cash or stock (valued at fair market value), determined by the Committee and expressed as a percentage (not exceeding 100%) of the difference between the base price established for the SARs and the market value of the underlying shares on the payment date. Each SAR must have a base price that is not less than the fair market value of the underlying shares on the date of grant and must specify the period of continuous employment (if any) that is necessary before the SAR becomes exercisable. SARs may also specify individual or Company performance goals that must be achieved as a condition to the exercise of the SAR. SARs may be granted on a stand-alone basis or in connection with option rights (in which case they may require the surrender and voluntary cancellation of all or a portion of the option right in exchange for the consideration described above).

      Restricted Stock. The Plan authorizes the Compensation Committee to award Restricted Stock, consisting of a specified number of shares of Common Stock that are transferred to a participant and subject to forfeiture to the Company under such conditions and for such periods of time (not less than 36 months from the date of grant) as the Committee may determine. Restricted stock may be subject to individual or Company performance goals that, if achieved, will result in termination or early termination of the restrictions applicable to the shares. A participant may vote, and prior to giving effect to the proposed amendment may receive dividends on, the shares of Restricted Stock awarded, but may not sell, assign, transfer, pledge, or otherwise encumber such shares of Restricted Stock during the forfeiture period. Notwithstanding the foregoing, the Committee shall have the authority to accelerate the time at which any or all restrictions applying to the Restricted Stock shall lapse.

      Performance Shares/Performance Units. The Plan authorizes the Compensation Committee to make awards of Performance Shares or Performance Units that become payable, in cash or stock (valued at fair market value), to a participant upon achievement of specified objectives and/or satisfaction of vesting periods. A Performance Unit is the equivalent of $1.00, and a Performance Share is the equivalent of one share of Common Stock (which may appreciate in value based on the value of the stock). Unless otherwise provided by the Committee, such awards may not be payable prior to the third anniversary of the date of grant, and under no circumstances (other than in connection with a change of control or in the discretion of the Committee upon involuntary termination of employment without cause, death, disability, retirement, hardship or other special circumstances) may such awards be payable prior to the first anniversary of the date of grant. Performance units and shares may be subject to individual or Company performance goals that must be met within a specified period.

      Other Awards. The Plan authorizes the Compensation Committee to make other awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, the Common Stock. In addition, cash awards, as an element of or supplement to any other award granted under the Plan, may also be granted. Shares may also be granted as a bonus or in lieu of obligations of the Company or a subsidiary to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements.

Federal Income Tax Consequences

      The anticipated federal income tax consequences relating to the different types of awards under the Plan are as described below.

      Upon Grant of Options and SARs. An optionee will not recognize any taxable income at the time a stock option or SAR is granted and the Company will not be entitled to a federal income tax deduction at that time.

      Upon Exercise of Incentive Stock Options. No ordinary income will be recognized by the holder of an Incentive Stock Option at the time of exercise. The excess of the fair market value of the shares at the time of exercise over the aggregate option price will be an adjustment to alternative minimum taxable income for purposes of the federal "alternative minimum" tax at the date of exercise. If the optionee holds the shares for the greater of two years after the date the option was granted and one year after the acquisition of such shares, the difference between the aggregate option price and the amount realized upon disposition of the shares will constitute a long-term capital gain or loss, as the case may be, and the Company will not be entitled to a federal income tax deduction. If the shares are disposed of in a sale, exchange or other "disqualifying disposition" within two years after the date of grant or within one year after the date of exercise, the optionee will realize taxable ordinary income in an amount equal to the excess of the fair market value of the shares purchased at a time of exercise over the aggregate option price (the bargain purchase element), and the Company will be entitled to a federal income tax deduction equal to such amount. The amount of any gain in excess of the bargain purchase element realized upon a "disqualifying disposition" (i.e., the excess of the fair market value of the shares on the date of disposition over the fair market value of the shares on the date of exercise) will be recognized as capital gain to the holder. The Company will not be entitled to a federal income tax deduction for the capital gain amount.

      Upon Exercise of Non-Statutory Stock Options. Upon the exercise of a Non-Statutory Stock Option, ordinary income will be recognized by the holder in an amount equal to the excess of the fair market value of the shares purchased at the time of such exercise over the aggregate option price. The Company will be entitled to a corresponding federal income tax deduction. Upon any subsequent sale of the shares, the optionee will generally recognize a taxable capital gain or loss based upon the difference between the per share fair market value at the time of exercise and the per share selling price at the time of the subsequent sale of the shares.

      Upon Exercise of Stock Appreciation Rights. Upon the exercise of a SAR, the holder will realize ordinary income on the amount of cash received and/or the then current fair market value of the shares of Common Stock acquired, and the Company will be entitled to a corresponding federal income tax deduction. The holder's basis in any shares of Common Stock acquired will be equal to the amount of ordinary income that he or she recognized. Upon any subsequent disposition of acquired shares, any gain or loss realized will be a capital gain or loss.

      Restricted Stock. Unless a participant makes the election described below, a participant receiving a grant of Restricted Stock will not recognize income and the Company will not be allowed a deduction at the time such shares of Restricted Stock are granted. While the restrictions on the shares are in effect, a participant will recognize ordinary income equal to the amount of any dividends received. When the restrictions on the shares are removed or lapse, the excess of the fair market value of the shares as of the date the restrictions on the shares lapse or are removed over the amount paid, if any, by the participant for the shares will be ordinary income to the participant, and will be allowed as a deduction for federal income tax purposes to the Company. Upon disposition of the shares, the gain or loss realized by the participant will be taxable as capital gain or loss. However, by filing a Section 83(b) election with the Internal Revenue Service within 30 days after the date of grant, a participant's ordinary income will be determined as of the date of grant. In such a case, the amount of ordinary income recognized by such a participant and deductible by the Company will be equal to the excess of the fair market value of the shares as of the date of grant over the amount paid, if any, by the participant for the shares. If such election is made and a participant thereafter forfeits his or her stock, no deduction will be allowed for the amount previously included in such participant's income.

      Performance Units/Performance Shares. No income will be recognized upon the grant of Performance Units or Performance Shares. Upon earn-out of Performance Units or Performance Shares, the recipient will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted shares of Common Stock received, and the Company will be entitled to a corresponding federal income tax deduction.

Change of Control Provisions

      In the event of a change of control (as defined in the Plan), unless the Compensation Committee otherwise elects, all vested options and associated SARs shall remain exercisable until expiration of their stated term and shall be cashed out, converted to options and associated SARs of the acquiring entity, assumed by the acquiring entity or otherwise disposed of in the manner provided in any shareholder-approved agreement or plan governing or providing for the change of control; provided that any such cash-out, conversion, assumption or disposition shall not deprive the option holder of the inherent value of his or her options, measured solely by the excess of the fair market value of the underlying option shares immediately prior to the change of control over the exercise price. In the absence of such governing provisions in a change of control agreement, the Committee, in its sole discretion, may on a case-by-case basis require any vested exercisable options and associated SARs that remain outstanding upon a change of control to be cashed out and terminated in exchange for a lump sum cash payment, shares of the acquiring entity or a combination thereof equal in value to the value of the option, measured in the manner described above, immediately prior to the change of control. Any non-vested options and associated SARs and shares of restricted stock that are not then vested shall continue in accordance with the terms of the grant agreements. SARs (other than SARs subject to the provisions described above), Performance Shares and Performance Units shall, to the extent exercisable at the time of the change of control, remain exercisable until expiration and shall, if not vested at the time of the change of control, continue in accordance with the terms of the grant agreement.

      In the event of (A) an involuntary termination of a participant's employment with the Company within 12 months after a change of control for any reason other than cause, death, disability or retirement, or (B) the participant's voluntary resignation within such period upon a reasonable determination (as defined in the Plan) that there has been (1) a significant change in the nature or scope of the participant's authority, powers, functions or duties attached to his or her position (or, as a result of the change of control and a change in circumstances thereafter, he or she is unable to exercise such authority, powers, functions or duties), (2) a material reduction in the participant's total compensation, or (3) a significant change in the location where the participant is required to perform services, each unexpired option and SAR shall become exercisable, all restrictions on Restricted Stock shall lapse, and all management objectives and/or vesting requirements of all Performance Shares, Performance Units and other awards shall be deemed to have been fully earned and/or satisfied.

Proposed Amendment to the Plan

      The proposed amendment would modify the Plan to:

      (i) increase the total number of shares of Common Stock with respect to which awards may be granted under the Plan from and after September 8, 2006 to a total of 1,470,443 shares, which equals the sum of the number of shares available for awards under the Plan as of September 8, 2006 plus 600,000 additional shares to be made available for awards that may be granted on or after September 8, 2006;

      (ii) increase the number of shares of Common Stock with respect to which awards other than options may be granted under the Plan from and after September 8, 2006 to 655,363 shares, which equals the sum of the number of shares available for such awards under the Plan as of September 8, 2006 plus 600,000 additional shares to be made available for awards other than options that may be granted on or after September 8, 2006;

      (iii) limit the maximum number of shares of Common Stock with respect to which option rights or SARs may be granted in any calendar year to any participant to 100,000 shares (the Plan presently has no such limits);

      (iv) preclude the payment to any recipient of an award of any dividend equivalents, whether in cash or shares of Common Stock, on a current, deferred or contingent basis;

      (v) provide that all awards granted are consistent with the intent that such awards and amounts earned and payable pursuant to such awards shall not be subject to the premature income recognition or adverse tax provisions of Internal Revenue Service Code Section 409(A);

      (vi) provide that, in the event the purchase price of shares subject to an option is paid in shares of Common Stock (which is permissible under the Plan) or if shares that are issued or issuable pursuant to an award are withheld by the Company in full or partial satisfaction of withholding taxes, the shares surrendered or withheld shall not be added back to the maximum aggregate number of shares which may be issued pursuant to the Plan;

      (vii) preclude the payment of any dividends on shares of Common Stock during any forfeiture period related to Restricted Stock awards or Restricted Stock Unit awards;

      (viii)preclude the amendment of any outstanding option or SAR to reduce the applicable exercise or base price (as applicable), or the cancellation of an option or SAR and replacement with an award having a lower exercise or base price (as applicable), in either case without further approval of the shareholders of the Company;

      (ix) clarify that SARs must be granted at a base price not less than the fair market value of the underlying Common Stock on the date of grant (this is intended by the present terms of the Plan); and

      (x) require the Compensation Committee to provide for adjustments in the number of shares of Common Stock covered by outstanding option rights, SARs, Performance Shares and any other share-based awards provided for in the Plan to prevent dissolution or enlargement of the rights of participants or optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, or (c) any other corporate transaction or event having an effect similar to any of the foregoing.

Awards Under the Plan, as Amended

      Set forth in the table below are the number of award grants under the Plan to each of the named executive Officers and certain groups of participants during the Company's last completed fiscal year. Because benefits under the Plan will depend on the Compensation Committee's exercise of its discretion as administrator and the fair market value of the Common Stock at various future dates, it is not possible to determine the benefits that will be received by specific individuals if the proposed amendment is approved by the Shareholders.

                                      Shares Of Common Stock       Shares of
Name And Position                    Underlying Stock Options   Restricted Stock
-----------------                    ------------------------   ----------------
Lawrence A. Sala ...................          54,000                19,444
Carl W. Gerst, Jr ..................          18,000                 2,000
Mark P. Burdick ....................          15,000                 9,111
Timothy P. Ross ....................          18,000                 9,667
Gert R. Thygesen ...................          18,000                 9,000
Executive Group ....................         146,000                64,778
Non-Executive Director Group .......          42,500                14,000
Non-Executive Officer
  Employee Group ...................         199,000                43,909

Vote Required for Approval

      The affirmative vote of a majority of the votes cast in person or by proxy at the Meeting is required for approval of the proposed amendment to the Plan.

      The Board of Directors recommends that Shareholders vote FOR this Proposal. Proxies solicited by the Board of Directors will be voted in favor of the Proposal unless Shareholders specify otherwise.

                                   ITEM THREE
                         RATIFICATION OF APPOINTMENT OF
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      During the fiscal year ended June 30, 2006, the firm of KPMG LLP, the Company's independent registered public accounting firm, was retained by the Audit Committee of the Board of Directors to perform the annual examination of the consolidated financial statements of the Company and its subsidiaries. The Audit Committee also retained KPMG LLP to advise the Company in connection with various other matters as described below.

      The Audit Committee has appointed KPMG LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2007, subject to ratification of the appointment by the Shareholders. Although Shareholder ratification is not required, the Board of Directors has determined that it would be desirable to request an expression from the Shareholders as to whether or not they concur in this appointment. KPMG LLP has been the Company's principal independent registered public accounting firm for over 25 years and is considered by management to be well qualified. It is anticipated that a representative of KPMG LLP will be present at the Meeting and will have an opportunity to make a statement and to answer questions of Shareholders.

Audit and Non-Audit Fees

      The following table sets forth the aggregate fees billed to the Company by KPMG LLP for professional services rendered for the fiscal years ended June 30, 2006 and 2005:

                                                     2005           2006
                                                     ----           ----
      Audit Fees(1) ......................        $695,000        $517,000
      Audit-Related Fees(2) ..............        $ 17,400        $ 18,500
      Tax Fees(3) ........................        $150,000        $161,500
      All Other Fees .....................        $      0        $      0
----------
(1) For 2005 and 2006, includes increased fee attributable to attestation as to management's report on internal control.
(2) Includes fees incurred in connection with audits of employee benefits plans.
(3) Includes all professional tax services provided to the Company by KPMG LLP including tax compliance, tax planning and tax advice.

      In accordance with the Company's Audit Committee Charter, the Audit Committee pre-approved 100% of the Audit Fees, 100% of the Audit Related Fees, and 100% of the Tax Fees for fiscal years 2005 and 2006.

Vote Required for Approval

      Ratification of the appointment of the independent registered public accounting firm requires the affirmative vote of a majority of the votes cast in person or by proxy at the Meeting. If the Shareholders should not ratify the appointment of KPMG LLP, the Audit Committee will reconsider the appointment.

      The Board of Directors recommends that Shareholders vote FOR this Proposal. Proxies solicited by the Board of Directors will be voted in favor of the Proposal unless Shareholders specify otherwise.

                             AUDIT COMMITTEE REPORT

      The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. In this capacity, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company, in addition to legal and regulatory compliance. The Audit Committee's responsibilities are more fully described in its Charter which is available on the Company's website at www.anaren.com. The Audit Committee is comprised of three Directors who, in the business judgment of the Board of Directors, are independent as defined by the Sarbanes-Oxley Act of 2002 and Rule 4200 of the Nasdaq listing standards. The Audit Committee's chairman, Dale F. Eck, in the opinion of the Committee and the Board, has the requisite experience to be designated as a "financial expert" as that term is defined by the Sarbanes-Oxley Act of 2002.

      In performing its oversight function, the Committee reviewed and discussed the Company's audited, consolidated financial statements as of and for the year ended June 30, 2006 and Management's Annual Report on Internal Control over Financial Reporting with management, which has primary responsibility for the financial statements, and with the Company's independent registered public accounting firm, KPMG LLP, who are responsible for expressing an opinion on the conformity of the consolidated financial statements with generally accepted accounting principles. The discussions included the quality, not just the acceptability, of the accounting principles utilized, the reasonableness of significant accounting judgments, and the clarity of disclosures. The Audit Committee also discussed with the Company's senior management and independent registered public accounting firm the process for certifications by the Company's Chief Executive Officer and Sr. Vice President of Finance, which are required by the Securities and Exchange Commission and the Sarbanes-Oxley Act of 2002. The Audit Committee also reviewed, discussed with and received regular status reports from KPMG LLP, and Fust Charles Chambers LLP (the independent accounting firm engaged by the Company to help the Company document and test its internal controls over financial reporting) regarding the overall scope and plans for KPMG LLP's audits for fiscal year 2006, including their scope and plans with respect to management's assessment of the effectiveness of internal control over financial reporting and the process for obtaining KPMG's attestation as to management's report on internal control. In addition, the Committee reviewed and discussed the interim financial information contained in each quarterly earnings announcement with senior management and the Company's independent registered public accounting firm prior to public release. The Committee also periodically met with the independent registered public accounting firm, and the Fust Charles Chambers firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting process.

      The Committee also reviewed and approved, in advance, all fees paid to the independent registered public accounting firm, including those described in the Statement of Auditing Standards No. 61, as amended, "Communication with Audit Committees."

      Throughout the year the Audit Committee monitors matters related to the independence of KPMG LLP. In discharging its oversight responsibility as to the audit process, as part of its monitoring activities, the Audit Committee obtained from the Company's independent registered public accounting firm a formal written statement describing all relationships between the independent registered public accounting firm and the Company that might bear on the independent registered public accounting firm's independence consistent with Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees"). In concluding that the independent registered public accounting firm is independent, the Committee concluded, among other things, that the non-audit services provided by KPMG LLP did not compromise their independence. Consistent with the requirements of the

Sarbanes-Oxley Act of 2002, the Committee has adopted additional policies to ensure the independence of the independent registered public accounting firm, such as prior committee approval of non-audit services and rotation of the lead audit partner.

      Based on the above-mentioned reviews and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2006. The Committee also appointed KPMG LLP to be the Company's independent registered public accounting firm for fiscal year 2007, subject to Shareholder ratification, and additionally appointed Fust Charles Chambers, LLP to perform the internal audit function for the Company for fiscal year 2007.

                               Dale F. Eck (Chair)
                                 James G. Gould
                               Matthew S. Robison

                          CERTAIN RELATED TRANSACTIONS

      David M. Ferrara, Secretary and General Counsel of the Company, is a member in the law firm of Bond, Schoeneck & King, PLLC, which has rendered and continues to render legal services to the Company. During the fiscal year ended June 30, 2006, the Company paid Bond, Schoeneck & King, PLLC $276,533.91 for services rendered and for related disbursements.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors, executive officers and holders of more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock. Such persons are required by regulations of the SEC to furnish the Company with copies of all such filings. Based on its review of the copies of such filings received by it and written representations of Reporting Persons with respect to the fiscal year ended June 30, 2006, the Company believes that all Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended June 30, 2006, except as follows: A Form 4 reporting a single restricted stock grant transaction for each of Messrs. Burdick, Corkin, Eck, Gerst, Gould, Porcello, Robison, Roberts, Ross, Sala, Smucker, Thygesen and Wilemon, and Ms. Tewksbury, was not filed on a timely basis, and a Form 3 (initial statement of beneficial ownership) was not filed on a timely basis after Mr. Smucker's election to the Board.

                                  MISCELLANEOUS

Other Matters

      As of the date of this Proxy Statement, management has no knowledge of any business which will be presented for consideration at the Meeting other than that described herein. Should any other matter properly come before the Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

Solicitation of Proxies

      The entire expense of preparing, assembling and mailing the Proxy Statement, form of proxy and other material used in the solicitation of proxies will be paid by the Company. In addition to the solicitation of proxies by mail, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to their principals, and the Company will reimburse them for expenses in so doing. To the extent necessary to ensure sufficient representation, officers and regular employees of the Company may request, without additional compensation therefor, the return of proxies personally or by telephone or telegram. The extent to which this will be necessary depends entirely on how promptly proxies are received, and Shareholders are urged to send their proxies without delay.

                              SHAREHOLDER PROPOSALS

      In order for a Shareholder proposal to be considered for inclusion in the Company's Proxy Statement relating to the 2007 Annual Meeting of Shareholders, such proposal must be received by the Company by May 18, 2007 and must satisfy the conditions established by the SEC for such proposals.

      Matters which Shareholders wish to present for action at the 2007 Annual Meeting of Shareholders (other than matters included in the Company's proxy materials in accordance with Rule 14a-8 under the Exchange Act) must be received by the Company at least 45 days before the date on which the Company mails its proxy materials for the 2007 Annual Meeting or, if the Company changes the date of the 2007 Annual Meeting by more than 30 days from the corresponding date for the 2006 Annual Meeting, a reasonable time before the Company mails its proxy materials.

                                            David M. Ferrara
                                            Secretary and General Counsel

Date:    September 15, 2006
East Syracuse, New York

PROXY                               ANAREN, INC.                           PROXY

                               6635 Kirkville Road
                          East Syracuse, New York 13057

                               THIS IS YOUR PROXY

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ANAREN, INC.

      The undersigned hereby (1) acknowledges receipt of the notice of the Annual Meeting of Shareholders of Anaren, Inc. (the "Company") to be held at the Wyndham Hotel, 6302 Carrier Parkway, East Syracuse, NY 13057 on Thursday,
November 2, 2006 at 8:00 A.M., local time and of the Proxy Statement in connection therewith and (2) appoints Lawrence A. Sala and David M. Ferrara and each of them as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock, $.01 par value, of Anaren, Inc. held of record by the undersigned on September 8, 2006 at the Annual Meeting of Shareholders, or any adjournment thereof. If any nominee for Director should be unavailable to serve, it is intended that all of the shares will be voted for such substitute nominee as may be determined by the Board of Directors. The undersigned directs that this Proxy be voted as follows:

                (Continued and to be signed on the reverse side)

ITEM 1:   ELECTION OF DIRECTORS

          FOR all nominees             WITHHOLD AUTHORITY for all nominees

          ___                          ___

FOR ALL EXCEPT
(see instructions below)

Nominees:  Dale F. Eck, Carl W. Gerst, Jr., James G. Gould, John L. Smucker

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: [X]

ITEM 2:   APPROVAL OF AMENDMENT OF 2004 COMPREHENSIVE LONG TERM
          INCENTIVE PLAN

          For:     ______        Against:    ______            Abstain: ______



ITEM 3: RATIFICATION OF APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          For:     ______        Against:    ______            Abstain: ______

In their discretion the proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR AND FOR ITEMS 2 AND 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY USING THE ENCLOSED ENVELOPE. NO POSTAGE REQUIRED.

                                      _______________________________
                                      Signature of Stockholder

                                      Date: __________________________

                                      _______________________________
                                      Signature of Stockholder

                                      Date: __________________________

                                      Note:  Please sign exactly as your name or
                                      names  appear on this  Proxy.  When shares
                                      are held jointly, each holder should sign.
                                      When signing as  executor,  administrator,
                                      attorney, trustee or guardian, please give
                                      full  title as such.  If the  signer  is a
                                      corporation,  please  sign full  corporate
                                      name by duly  authorized  officer,  giving
                                      full  title  as  such.   If  signer  is  a
                                      partnership, please sign in partnership name by authorized person.

                        ANNUAL MEETING OF SHAREHOLDERS OF

                                  ANAREN, INC.

                                November 2, 2006

Company Number ________________                Account Number _______________

                         -----------------------------
                           PROXY VOTING INSTRUCTIONS
                         -----------------------------

MAIL
----
Please date, sign and mail your proxy card in the envelope provided as soon as possible.

                                           --or--

TELEPHONE
---------
Please call toll-free 1-800-PROXIES (1-800-776-9437) from any touch tone telephone and follow the instructions. Have your proxy card available when you call.

                                           --or--

INTERNET
--------
Access "www.voteproxy.com" and follow the on-screen instructions. Have your proxy card available when you access the web page.

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

                                                                      APPENDIX A

                                  AMENDMENT #1

                         ANAREN, INC. 2004 COMPREHENSIVE
                            LONG-TERM INCENTIVE PLAN

      This sets forth Amendment #1 to the Anaren, Inc. 2004 Comprehensive Long-Term Incentive Plan dated as of November 1, 2004 ("Plan"). Subject to the subsequent approval of the shareholders of Anaren, Inc., the Plan is amended, effective as of _________________, 2006, as follows:

      1. Subsection 5(f) of the Plan is amended and restated to provide in its entirety as follows:

            f. No Award grant may provide for the payment to the recipient of dividend equivalents thereon in cash or Common Shares on a current, deferred or contingent basis.

      2. Section 5 of the Plan is amended by the adding a new subsection 5(p) at the end thereof, which new subsection 5(p) provides in its entirety as follows:

            p. The 2004 Plan, and all Award grants issued pursuant to the 2004 Plan, shall be structured, interpreted and applied in all circumstances in a manner that is consistent with the intent that Awards and amounts earned and payable pursuant to Awards shall not be subject to the premature income recognition or adverse tax provisions of Code Section 409A.

      3. Subsection 6(a) of the Plan is amended and restated to provide in its entirety as follows:

            a. The total number of Common Shares with respect to which Awards may be granted under this 2004 Plan shall not exceed an aggregate of 1,926,488 Common Shares, which equals the sum of the number of Common Shares initially authorized by the shareholders of the Company to be made available for Awards under this 2004 Plan (1,326,488), plus 600,000 additional Common Shares authorized by the shareholders of the Company to be made available for Awards effective as of September 8, 2006. From the total of 1,926,488 Common Shares, 1,470,443 Common Shares remain available for Awards as of September 8, 2006. From the foregoing totals, the maximum number of Common Shares with respect to which Awards other than Options may be granted under this 2004 Plan shall not exceed an aggregate of 850,000 Common Shares, which equals the sum of the number of Common Shares initially authorized by the shareholders of the Company to be made available for Awards other than Options under this 2004 Plan (250,000), plus 600,000 additional Common Shares authorized by the shareholders of the Company to be made available for Awards other than Options effective as of September 8, 2006. From the total of 850,000 Common Shares available for Awards other than Options, 655,363 Common Shares are available for Awards other than Options as of September 8, 2006.

      4. The first sentence in subsection 6(b) of the Plan is amended and restated to provide in its entirety as follows:

      Subject to the provisions below of Sections 6(d) and 6(e) and Section 16, the maximum number of Common Shares with respect to which Option Rights or Stock Appreciation Rights may be granted in any calendar year to any Participant is 100,000 Common Shares.

      5. Subsection 6(e) of the Plan is amended and restated to provide in its entirety as follows:

            e. Subject to Section 6(f) below, if the purchase price of shares subject to an Option is paid in Common Shares in accordance with the provisions of Section 7 below, or if Common Shares that are issued or issuable pursuant to an Award are withheld by the Company in accordance with Section 18 below in full or partial satisfaction of withholding taxes due in respect of the Award or the grant, exercise, vesting, distribution or payment of the Award, then the number of shares surrendered to the Company in payment of the purchase price of the shares subject to the Option, or the number of shares that are withheld by the Company in payment of such withholding taxes, shall not be added back to the maximum aggregate number of shares which may be issued pursuant to Awards under
      Section 6(b) above.

      6. Subsection 7(f) of the Plan is amended and restated to provide in its entirety as follows:

            f. The Committee may not provide for the payment of dividend equivalents to an Optionee on either a current or deferred or contingent basis, nor may the Committee provide that such equivalents shall be credited against the Option Price.

      7. The third sentence in subsection 11(a) of the Plan is amended and restated to provide in its entirety as follows:

      During the applicable Forfeiture Period, no dividends shall be paid on Common Shares that are the subject of a Restricted Stock Award or Restricted Stock Unit Award.

      8. The final sentence in subsection 12(e) of the Plan is amended and restated to provide in its entirety as follows:

      In the case of Linked Appreciation Rights that are granted as a supplement to the related Option, and in the case of Free-Standing Appreciation Rights, the Exercise Price shall be the Market Value per Share of a Common Share on the date the Appreciation Rights were granted.

      9. Subsection 12(h) of the Plan is amended and restated to provide in its entirety as follows:

            h. The Committee shall not have the authority to reduce the Base Price of outstanding Appreciation Rights except as permitted by Section 16 below, nor shall the Committee have the authority to cancel outstanding Appreciation Rights and replace such


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

      Appreciation Rights with Appreciation Rights having a lower Base Price.

      10. Section 16 of the Plan is amended and restated to provide in its entirety as follows:

            16. Adjustments. The Committee shall make or provide for such adjustments in the numbers of Common Shares covered by outstanding Option Rights, Appreciation Rights, Retroactive Stock Appreciation Rights, Performance Shares, and other share-based Awards described in this 2004 Plan and granted hereunder, in the Option Price and Base Price provided in outstanding Appreciation Rights, and in the kind of shares covered thereby, as the Committee determines is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets (including, without limitation, a special or large non-recurring dividend), issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee shall provide in substitution for any or all outstanding Awards under this 2004 Plan such alternative consideration as it determines to be equitable in the circumstances, and may require in connection therewith the surrender of all Awards so replaced. The Committee shall also make or provide for such adjustments in the numbers of shares specified in Section 6 of this 2004 Plan as the Committee determines is appropriate to reflect any transaction or event described in this Section 16; provided, however, that any such adjustment to the number specified in Section 6 shall be made, only if and to the extent that, such adjustment would not cause any Option intended to qualify as an Incentive Stock Option to fail so to qualify.

      11. Subsection 27(b) of the Plan is amended and restated to provide in its entirety as follows:

            h. The Committee shall not, without the further approval of the shareholders of the Company, authorize the amendment of any outstanding Option Right or Appreciation Right to reduce the Option Price or Base Price (as applicable). Furthermore, no Option Right or Appreciation Right shall be cancelled and replaced with an Award having a lower Option Price or Base Price (as applicable) without further approval of the shareholders of the Company. This Section 27(b) is intended to prohibit the repricing of "underwater" Option Rights and Appreciation Rights, and shall not be construed to prohibit the adjustments provided for in Section 16 of this 2004 Plan.

      The Board of Directors of Anaren, Inc. authorized the foregoing Amendment #1 to be signed by a duly authorized officer on this _____ day of ______________ 2006.

                                            ANAREN, INC.


                                            By:__________________________


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